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                                                                   EXHIBIT 99.1


CONTACT:   Jennifer Good                                 Jason Lynch
           Chief Financial Officer                       Kekst and Company
           Penwest Pharmaceuticals Co.                   (212)521-4841
           (914)878-8381

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                       PENWEST ANNOUNCES MANAGEMENT CHANGE

PATTERSON, NY, NOVEMBER 24, 1998 - Penwest Pharmaceuticals Co. (NASDAQ: PPCO) today announced that Jack V. Talley has resigned as president, chief operating officer and director of Penwest to pursue other interests. Tod R. Hamachek, Penwest's chairman and chief executive officer, will assume Mr. Talley's responsibilities.

"Jack Talley has made an important contribution to the development of Penwest Pharmaceuticals," Mr. Hamachek said. "We wish him well in his new endeavors."

"Penwest remains on track and is successfully executing its strategy. Just last week we announced with Sanofi that Slofedipine XL, which uses Penwest's proprietary TIMERx controlled release technology, has been approved for marketing in England. I continue to be pleased with the progress we are making and remain confident that Penwest's experienced management team can capitalize on the opportunities presented by our unique TIMERx technology," concluded Mr. Hamachek.

Penwest is engaged in the research, development and commercialization of novel drug delivery technologies. Based on its experience in developing and manufacturing tabletting ingredients for the pharmaceutical industry, the Company has developed its proprietary TIMERx controlled release drug delivery technology, which is applicable to a broad range of orally administered drugs.

The Company is also an established manufacturer of excipients, the inactive ingredients used in binding, disintegrating and lubricating tabletted pharmaceutical and nutritional products.

The matters discussed herein contain forward-looking statements that involve risks and uncertainties, which may cause Penwest's actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. Such factors include actual and potential competition, the risk of patent litigation, the timing and outcome of regulatory approval of products, dependence on collaborators, and other risks as set forth under the caption "Risk Factors" in the Company's Registration Statement on Form 10.